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                                                                     EXHIBIT 21

                     SUBSIDIARIES OF NOBLE AFFILIATES, INC.


          The following table sets forth the subsidiaries of Noble Affiliates, Inc. as of March 15, 1996.

                                    State of Jurisdiction
      Subsidiary                       or Organization
      ----------                    ---------------------
Samedan Oil Corporation 1/                Delaware

Noble Gas Marketing, Inc. 1/               Delaware

Noble Trading, Inc. 1/                     Delaware

NPM, Inc. 1/                               Delaware

Noble Gas Pipeline, Inc. 2/                Delaware

Samedan Oil of Canada, Inc. 3/             Delaware

Samedan of North Africa, Inc. 3/           Delaware

Samedan Oil of Indonesia, Inc. 3/          Delaware

Samedan Pipe Line Corporation 3/           Delaware

Samedan Royalty Corporation 3/             Delaware

Samedan of Tunisia, Inc. 3/                Delaware

Samedan - NEEI Exploration Company 4/      Oklahoma

Samedan LPG 5/                             Cayman Islands, British West Indies

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1/ 100% owned by Noble Affiliates, Inc.

2/ 100% owned by Noble Gas Marketing, Inc.

3/ 100% owned by Samedan Oil Corporation.

4/ 50% general partnership interest owned by Samedan Oil Corporation.

5/ 100% owned by Samedan of North Africa, Inc.